Exhibit 10.2
AZLIFE Loan No. 10074
NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§
DEED OF TRUST, MORTGAGE AND SECURITY AGREEMENT
     This Deed of Trust, Mortgage and Security Agreement (“Deed of Trust”) is made to be effective as of the 14th day of November, 2007, by CM REAL ESTATE, LLC, a Texas limited liability company, having an office and usual place of business at 650 S. Royal Lane, Coppell, Texas 75019 (the “Borrower”), to Patrick M. Arnold, as Trustee (the “Trustee”), whose address is 8080 North Central Expressway, Suite 1380, Dallas, Texas 75206, for the benefit of Allianz Life Insurance Company of North America, whose address is c/o Allianz of America, Inc., Attention: Real Estate Department, 55 Greens Farms Road, P.O. Box 5160, Westport, Connecticut 06881-5160 (the “Lender”).
     FOR THE PURPOSE of securing (a) the repayment of the indebtedness evidenced by the Borrowers promissory note of even date herewith, payable to the order of the Lender in the original principal amount of Eleven Million and No/100 Dollars ($11,000,000.00), said principal sum, with interest thereon at the rate therein provided being finally due and payable on December 10, 2017, and all renewals, extensions and modifications thereof and any note issued in substitution therefor (the “Note”); (b) the payment of all other sums with interest thereon as may be advanced by the Lender in accordance with this Deed of Trust, the Assignment of Rents and Leases of even date herewith from the Borrower to the Lender (the “Assignment”), the Environmental Indemnity of even date herewith from the Borrower and Craftmade International, Inc., a Delaware corporation (sometimes called the “Guarantor” and sometimes called the “Principal of Borrower,” whether one or more) to the Lender (the “Indemnity”), and any other instruments securing payment of the Note (the Note, the Deed of Trust, the Assignment, the Indemnity, that certain Guaranty Agreement of even date herewith executed by Principal of Borrower, and any other instruments securing payment of the Note being herein together referred to as the “Loan Documents” and the indebtedness evidenced by the Note and all such other sums being hereinafter collectively referred to as the “Indebtedness”); and (c) the performance of all the covenants and agreements of the Borrower contained in the Loan Documents, the Borrower does hereby mortgage, grant, bargain, sell, assign, transfer and convey unto the Trustee, for the benefit and security of the Lender, all the tracts or parcels of land (hereinafter called the “Land’’), located in Dallas County, Texas, and described in Exhibit A attached hereto and made a part hereof, together with (i) all of the buildings, structures and other improvements now standing or at any time hereafter constructed or placed upon the Land; (ii) all lighting, heating, ventilating, air conditioning, sprinkling and plumbing fixtures, water and power systems, engines and machinery, boilers, furnaces, oil burners, elevators and motors, communication systems,
Deed of Trust, Mortgage and Security Agreement — Page 1

dynamos, transformers, electrical equipment and all other fixtures of every description located in or on, or used, or intended to be used in connection with the Land or any building now or hereafter located thereon; (iii) all hereditaments, easements, appurtenances, riparian rights, rents, issues, profits, insurance proceeds, condemnation awards, mineral rights, water rights, utility rights, and development rights, now or hereafter belonging or in any way pertaining to the Land or to any building now or hereafter located thereon and all the estates, rights and interests of the Borrower in the Land; (iv) all building materials, furniture, furnishings, maintenance equipment, books, records, plans, specifications, and all other personal property now or hereafter located in, or on, or used, or intended to be used in connection with the Land or any building now or hereafter located thereon and all replacements and additions thereto (excluding personal property owned by tenants occupying space in any building now or hereafter located on the Land); (v) all right, title and interest of the Borrower in, to and under any contracts, licenses and permits relating to the development or operation of the Land, including specifically, without limitation, any rights of the Borrower arising from membership in any owners’ association relating to the Land or arising from any restrictive covenants or other covenants running with the Land; and (vi) all additions, accessions, increases, parts, fittings, accessories, replacements, substitutions, betterments, repairs and proceeds to any and all of the foregoing (all of the foregoing, together with the Land, being hereinafter referred to as the “Mortgaged Property”). With respect to any portion of the Mortgaged Property which constitutes personal property, fixtures or other property governed by the Texas Uniform Commercial Code, this Deed of Trust shall constitute a security agreement between the Borrower as the debtor and the Lender as the secured party, and the Borrower hereby grants the Lender a security interest in such portion of the Mortgaged Property.
     TO HAVE AND TO HOLD the Mortgaged Property unto Trustee, forever, and the Borrower does hereby bind itself, its successors, and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Trustee against every person whomsoever lawfully claiming or to claim the same or any part thereof, subject only to the matters set forth in the mortgagee policy of title insurance in favor of Lender insuring the lien of this Deed of Trust (collectively, the “Permitted Encumbrances”); provided, however, that if the Borrower shall pay (or cause to be paid) the Indebtedness as and when the same shall become due and payable and shall fully perform and discharge (or cause to be fully performed and discharged) all of its obligations set forth in the Loan Documents on or before the date same are to be performed and discharged, then the liens, security interests, estates, and rights granted by the Loan Documents shall terminate, in accordance with the provisions hereof, otherwise same shall remain in full force and effect. A certificate or other written statement executed on behalf of the Trustee or the Lender confirming that the Indebtedness has not been fully paid or the obligations of the Borrower set forth in the Loan Documents have not been fully performed or discharged shall be sufficient evidence thereof for the purpose of reliance by third parties on such fact.
     The Borrower represents, warrants and covenants to and with the Lender that it is lawfully seized of the Land in fee simple, subject to the Permitted Encumbrances, and has good right and full power and authority under all applicable provisions of law and under its organizational documents to execute this Deed of Trust and the Loan Documents and to mortgage the Mortgaged Property; that the Mortgaged Property is free from all liens, security interests and encumbrances except for the Permitted Encumbrances; that Borrower will warrant and defend the title to the Mortgaged Property and the lien and priority of this Deed of Trust against all claims and demands of all persons whomsoever, whether now existing or hereafter
Deed of Trust, Mortgage and Security Agreement — Page 2

arising, not included in the Permitted Encumbrances; and that all buildings and improvements now or hereafter located on the Land are located entirely within the boundaries of the Land. The covenants and warranties of this paragraph shall survive foreclosure of this Deed of Trust and shall run with the Land.
     The Borrower further covenants and agrees as follows:
     1. Payment of the Note. The Borrower will duly and punctually pay the principal of and interest on the Note in accordance with the terms of the Note, and all other Indebtedness, when and as due and payable. The provisions of the Note are hereby incorporated by reference into this Deed of Trust as fully as if set forth at length herein. Time is of the essence hereof.
     2. Fund for Taxes and Assessments.
          (a) The Borrower shall pay to the Lender on the day monthly installments of interest or principal and interest are payable under the Note, until the Note is paid in full, a sum equal to one-twelfth of the yearly taxes and assessments levied against the Mortgaged Property and one-twelfth of the yearly insurance premiums applicable to the Mortgaged Property as estimated initially and from time to time by the Lender, to be applied by the Lender to pay said taxes, assessments and insurance premiums (such amounts being hereafter referred to as the “Funds”). The Lender shall apply the Funds to pay said taxes, assessments and insurance premiums prior to the date that penalty attaches for nonpayment (or insurance lapses, as the case may be) so long as the amount of Funds held by the Lender is sufficient at that time to make such payments. No earnings or interest shall be payable to the Borrower on the Funds. Such Funds shall not be, nor be deemed to be, trust funds, and the Lender shall have the right to hold the Funds in any manner the Lender elects and may commingle the Funds with other moneys held by the Lender.
          (b) If the amount of the Funds held by the Lender shall exceed at any time the amount deemed necessary by the Lender to provide for the payment of taxes, assessments and/or insurance premiums, such excess shall, at the option of the Lender, either be promptly repaid to the Borrower or be credited to the Borrower on the next monthly installment of Funds due. If at any time the amount of the Funds held by the Lender shall be less than the amount deemed necessary by the Lender to pay taxes, assessments and/or insurance premiums as they fall due, the Borrower shall pay to the Lender any amount necessary to make up the deficiency within ten (10) days after notice from the Lender to the Borrower requesting payment thereof. The Funds are pledged as additional security for the Indebtedness.
          (c) Upon the occurrence of any Event of Default (as defined in paragraph 18 hereof), the Lender may apply, in any order as the Lender shall determine in its sole discretion, any Funds held by the Lender at the time of application to pay taxes, assessments and/or insurance premiums which are then or will thereafter become due or as a credit against the Indebtedness. Upon payment in full of all Indebtedness, the Lender shall promptly refund to the Borrower any Funds held by the Lender.
Deed of Trust, Mortgage and Security Agreement — Page 3

     3. Application of Payments. All payments received by the Lender from the Borrower under the Note or the Loan Documents shall be applied by the Lender in the manner set forth in the Note.
     4. Payment of Taxes, Assessments and Other Charges. Subject to payments in the manner provided under paragraph 2 hereof and to paragraph 9 relating to contests, the Borrower shall pay before a penalty might attach for nonpayment thereof, all taxes and assessments and all other charges whatsoever levied upon or assessed or placed against the Mortgaged Property, except that assessments may be paid in installments so long as no fine or penalty is added to any installment for the nonpayment thereof. The Borrower shall likewise pay any and all governmental levies or assessments such as maintenance charges, owner association dues or charges or fees, levies or charges resulting from covenants, conditions and restrictions affecting the Mortgaged Property, which are assessed or imposed upon the Mortgaged Property or any part thereof or become due and payable, and which create, may create or appear to create a lien upon the Mortgaged Property, or any part thereof. The Borrower shall likewise pay all taxes, assessments and other charges, levied upon or assessed, placed or made against, or measured by, this Deed of Trust, or the recordation hereof, or the Indebtedness secured hereby. In the event of any legislative action or judicial decision after the date of this Deed of Trust, imposing upon the Lender the obligation to pay any such taxes, assessments or other charges, or deducting the amount secured by this Deed of Trust from the value of the Mortgaged Property for the purpose of taxation, or changing in any way the laws now in force for the taxation of mortgages, deeds of trust or debts secured thereby, or the manner of the operation of any such taxes so as to affect the interests of the Lender, then, and in such event, the Borrower shall bear and pay the full amount of such taxes, assessments or other charges. Notwithstanding the foregoing provisions of this paragraph 4, if for any reason payment by the Borrower of any such taxes, assessments or other charges would be unlawful, or if the payment thereof would render the indebtedness evidenced by the Note usurious, the Lender may declare the whole sum secured by this Deed of Trust, with interest thereon, to be immediately due and payable. The Borrower shall promptly furnish to the Lender all notices received by the Borrower of amounts due under this paragraph and in the event the Borrower shall make payment directly, the Borrower shall promptly furnish to the Lender receipts evidencing such payments.
     5. Payment of Utility Charges. Subject to paragraph 9 relating to contests, the Borrower shall pay all charges made by utility companies, whether public or private, for electricity, gas, heat, water, or sewer, furnished or used in connection with the Mortgaged Property or any part thereof, and will, upon written request of the Lender, furnish proper receipts evidencing such payment.
     6. Liens. Subject to paragraph 9 hereof relating to contests, the Borrower shall not create, incur or suffer to exist any lien, encumbrance or charge on the Mortgaged Property or any part thereof, other than the lien of this Deed of Trust and any lien included in the Permitted Encumbrances. The Borrower shall pay, when due, the claims of all persons supplying labor or materials to or in connection with the Mortgaged Property.
     7. Compliance with Laws. Subject to paragraph 9 relating to contests, the Borrower shall comply with all present and future statutes, laws, rules, orders, regulations and ordinances affecting the Mortgaged Property, any part thereof or the use thereof.
Deed of Trust, Mortgage and Security Agreement — Page 4

     8. Hazardous Substances.
          (a) Definitions. As used in this Deed of Trust, the following terms shall have the following meanings:
                 (i) “Environmental Law” means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sec. 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Sec. 690] et seq., the Hazardous Materials Transportation Act. 49 U.S.C. Sec. 1802 et seq., the Toxic Substances Control Act, 15 U.S.C. Sec. 2601 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Sec. 1251 et seq., the Clean Water Act, 33 U.S.C. Sec. 1321 et seq., the Clean Air Act 42 U.S.C. Sec. 7401 et seq., the Texas Water Code, the Texas Solid Waste Disposal Act, the Texas Health & Safety Code Sec. 361.001 et seq., and any other applicable federal, state, county, municipal, local or other statute, law, ordinance or regulation which may relate to or deal with human health or the environment, all as may be from time to time amended.
               (ii) “Hazardous Substances” means asbestos ureaformaldehyde, polychlorinated biphenyls (“PCBs”), nuclear fuel or material, chemical waste, radioactive material, explosives, known carcinogens, petroleum products and by-products and other dangerous, toxic or hazardous pollutants, contaminants, chemicals, materials or substances listed or identified in, or regulated by, any Environmental Law.
          (b) Representations and Warranties. The Borrower represents and warrants to the Lender that:
               (i) Neither Borrower nor Principal of Borrower has in its possession or under its control an environmental report or study in respect of the Mortgaged Property that is more current than the Environmental Report described in subparagraph (d).
               (ii) Except as disclosed by the Environmental Report described in subparagraph (d), there are not present in, on or under the Mortgaged Property any Hazardous Substances.
               (iii) The Mortgaged Property is not presently being used and to the best of the Borrower’s knowledge after due inquiry, has not in the past been used in violation of Environmental Laws governing the handling, storage, transportation, manufacture, release or disposal of any Hazardous Substances.
               (iv) There are no present and to the best of the Borrower’s knowledge after due inquiry, have not been any past claims, investigations, administrative proceedings, litigation, regulatory hearings or requests or demands for remedial or response actions or for compensation, which may be proposed, threatened or pending with respect to the Mortgaged Property, alleging noncompliance with or violation of any Environmental Law, seeking relief under any Environmental Law or relating to any required environmental permits, licenses or authorizations.
               (v) To the best of Borrower’s knowledge after due inquiry, all reports and notices required by any Environmental Law have been duly made with respect to the
Deed of Trust, Mortgage and Security Agreement — Page 5

Mortgaged Property, and all permits, licenses and authorizations required by any Environmental Law have been obtained and are in full force and effect with respect to the Mortgaged Property.
               (vi) Except as disclosed by the Environmental Report described in subparagraph (d), there is not now present nor, to the best of the Borrower’s knowledge after due inquiry, has there ever been present, in, on or under the Mortgaged Property any above-ground or underground storage tanks used for the storage of petroleum, petroleum by-products or any other Hazardous Substances.
               (vii) The Mortgaged Property is not and never has been listed on the United States Environmental Protection Agency’s National Priorities List of Hazardous Waste Sites or on any other list, schedule, log, inventory or record of hazardous waste sites maintained by any federal, state, or local agency.
               (viii) The Borrower has disclosed and delivered to the Lender all environmental reports and investigations which the Borrower has obtained or ordered with respect to the Mortgaged Property.
          (c) Prohibited Uses. The Borrower shall not use, or permit the use of, the Mortgaged Property in violation of Environmental Laws governing the handling, storage, transportation, manufacture, release or disposal of any Hazardous Substances. In addition, the Borrower shall not install or maintain, or permit the installation or maintenance of, any above-ground or underground storage tanks for the storage of petroleum, petroleum by-products or other Hazardous Substances in, about or under the Mortgaged Property unless (i) the Borrower has obtained the prior written consent of the Lender for such installation and maintenance, and (ii) the Borrower installs and maintains such above-ground or underground storage tanks in compliance with all applicable Environmental Laws. Notwithstanding the foregoing, the Borrower or any tenant of the Borrower may use or store immaterial amounts of commonly known and used materials which may be deemed Hazardous Substances hereunder, provided that any such use or storage (A) does not constitute a remunerative activity of the Borrower or any tenant, or (B) is incidental to the Borrower’s or such tenant’s primary use of the Mortgaged Property and does not constitute a primary use thereof, and (C) in any case complies at all times with all applicable Environmental Laws.
          (d) Environmental Reports. The Lender acknowledges receipt from the Principal of Borrower of an Environmental Site Assessment dated December 19, 1995 (the “Environmental Report”) prepared by Professional Services Industries, Inc. Upon the occurrence of an Event of Default hereunder or if the Lender receives information which leads the Lender, in its sole discretion, to believe that except as permitted in paragraph 8(c) above, any Hazardous Substance is present on or is being handled, stored, transported, manufactured, released or disposed of in, on or under the Mortgaged Property, the Lender may obtain, at the Borrower’s expense, further environmental reports from a reputable environmental consultant of the Lender’s choice, if any such environmental report indicates any presence, handling, storage, transportation, manufacture, release or disposal of Hazardous Substances in, on or under the Mortgaged Property, the Lender may require the Borrower, at the Borrower’s expense, to remedy any such presence, handling, storage, transportation, manufacture, release, or disposal to the satisfaction of the Lender.
Deed of Trust, Mortgage and Security Agreement — Page 6

          (e) Legal Proceedings and Remedial Actions. The Borrower shall immediately notify the Lender in writing of any claim, investigation, administrative proceeding, litigation, regulatory hearing or request or demand for remedial or response action or for compensation which may be proposed, threatened or pending, alleging the presence, handling, storage, transportation, manufacture, release or disposal of Hazardous Substances in, on or under the Mortgaged Property. The Lender shall have the right, but not the obligation, to join and participate in any such investigation, administrative proceeding, litigation, regulatory hearing or other action and to have its attorneys’ fees and expenses in connection therewith paid by the Borrower. Without the Lender’s prior written consent, the Borrower shall not take any remedial or response action or enter into any settlement or other compromise with respect to any claim, investigation, administrative proceeding, litigation, regulatory hearing or request or demand for remedial or response action or for compensation which, in the Lender’s reasonable judgment, may impair the value of the Lender’s security under this Deed of Trust.
     9. Permitted Contests. The Borrower shall not be required to (a) pay any tax, assessment or other charge referred to in paragraph 4 hereof, (b) pay any charge referred to in paragraph 5 hereof, (c) discharge or remove any lien, encumbrance or charge referred to in paragraph 6 hereof, or (d) comply with any statute, law, rule, regulation or ordinance referred to in paragraph 7 hereof, so long as the Borrower shall (i) contest, in good faith, the existence, amount or the validity thereof, the amount of damages caused thereby or the extent of its liability therefor, by appropriate proceedings which shall operate during the pendency thereof to prevent (A) the collection of, or other realization upon the tax, assessment, charge or lien, encumbrance or charge so contested, (B) the sale, forfeiture or loss of the Mortgaged Property or any part thereof, and (C) any interference with the use or occupancy of the Mortgaged Property or any part thereof, and (ii) shall give such security to the Lender as may be demanded by the Lender to ensure compliance with the foregoing provisions of this paragraph 9. The Borrower shall give prompt written notice to the Lender of the commencement of any contest referred to in this paragraph 9.
     10. Insurance.
          (a) Risks to be Insured. Subject to the terms and provisions of paragraph 2 above, the Borrower, at its sole cost and expense, will maintain insurance of the following character:
               (i) Insurance on the buildings and other improvements now existing or hereafter erected on the Land and on the fixtures and personal property included in the Mortgaged Property against loss by fire, and other hazards covered by the so-called “special” form of policy without a co-insurance clause in an amount equal to the full replacement cost thereof (with a deductible of not more than $25,000) without deduction for physical depreciation, which insurance shall in no event be less than the unpaid principal balance of the Note at any given time. While any building or other improvement is in the course of being constructed or rebuilt on the Land, the Borrower shall provide the aforesaid hazard insurance in builder’s risk completed value form including coverage available on the so-called “special” non-reporting form of policy for an amount equal to 100% of the insurable replacement cost of such building or other improvement.
Deed of Trust, Mortgage and Security Agreement — Page 7

               (ii) If the Mortgaged Property includes steam boilers or other equipment for the generation or transmission of steam, insurance against loss or damage by explosion, rupture or bursting of steam boilers, pipes, turbines, engines and other pressure vessels and equipment, in an amount satisfactory to the Lender, without a co-insurance clause.
               (iii) If the Land or any part thereof is located in a designated official flood-hazardous area, flood insurance insuring the buildings and improvements now existing or hereafter erected on the Land in an amount equal to the lesser of the principal balance of the Note or the maximum limit of coverage made available with respect to such buildings and improvements under the Federal Flood Disaster Protection Act of 1973, as amended, and the regulations issued thereunder.
               (iv) Comprehensive general liability insurance in an amount not less than $5,000,000 protecting against claims arising from any accident or occurrence in or upon the Mortgaged Property in the form and amount acceptable to the Lender.
               (v) While any building or improvement is in the course of being constructed, renovated or rebuilt on the Land, such worker’s compensation insurance as is required by statute.
               (vi) Insurance against interruption of business in respect of the Mortgaged Property in an amount sufficient to pay one (1) year’s debt service on the Note, including principal and interest thereof, tax and assessment payments described in paragraph 2, insurance premiums for the coverages required in this paragraph 10, and other operating expenses of the Mortgaged Property.
               (vii) Insurance against (or insurance which does not exclude from coverage) acts of terrorism if available at a commercially reasonable premium, at the discretion of Lender.
          (b) Policy Provisions. All insurance policies and renewals thereof maintained by the Borrower pursuant to subparagraphs (a)(i) through (a)(iii) and (a)(vi) through (a)(vii) above shall be written by an insurance carrier satisfactory to the Lender, contain a standard mortgagee clause in favor of and in form acceptable to the Lender, contain an agreement of the insurer that it will not cancel or modify the policy except after thirty (30) days prior written notice to the Lender, and be reasonably satisfactory to the Lender in all other respects. The insurance maintained pursuant to subparagraph (a)(iv) and (a)(v) shall also be written by an insurance carrier acceptable to the Lender and shall name the Lender as an additional insured. In all events, the insurance companies issuing the insurance policies required by this Mortgage must have a general policy rating of A or better and a financial class of X or better by A.M. Best Company, Inc.
          (c) Delivery of Policy. The Borrower will deliver to the Lender copies of policies satisfactory to the Lender evidencing the insurance which is required under subparagraphs (a)(i) through (a)(iii) and (a)(vi) through (a)(vii), certificates evidencing the insurance which is required under subparagraphs (a)(iv) and (a)(v), and the Borrower shall promptly furnish to the Lender copies of all renewal notices and all receipts of paid premiums received by it. At least fifteen (15) days prior to the expiration date of a required policy, the Borrower shall deliver to the Lender a copy of a renewal policy in form satisfactory to the
Deed of Trust, Mortgage and Security Agreement — Page 8

Lender. If the Borrower has a blanket insurance policy In force providing coverage for several properties of the Borrower, including the Mortgaged Property, the Lender will accept a certificate of such insurance together with a copy of such blanket insurance policy; provided the certificate sets forth the amounts of insurance and coverage, and such amounts are at least equal to the amounts required herein above, the original policy of insurance is written by a carrier or carriers acceptable to the Lender, insures against the risks set forth hereinabove, cannot be amended, modified or canceled without thirty (30) days’ prior written notice to any mortgagee of the Borrower, is in an amount not less than the unpaid principal balance secured by this Deed of Trust, and has a full replacement cost endorsement meeting the requirements of paragraph 10(a)(i).
          (d) Assignment of Policy. If the Mortgaged Property is sold at a foreclosure sale or if the Lender shall acquire title to the Mortgaged Property, the Lender shall have all of the right, title and interest of the Borrower in and to any insurance policies required under subparagraphs 10(a)(i) through (a)(iii) and (a)(vi) through (a)(vii) hereof and the unearned premiums thereon and in and to the proceeds resulting from any damage to the Mortgaged Property prior to such sale or acquisition.
          (e) Notice of Damage or Destruction; Adjusting Loss. If the Mortgaged Property or any part thereof shall be damaged or destroyed by fire or other casualty, the Borrower will promptly give written notice thereof to the insurance carrier and the Lender, and will not adjust any damage or loss unless the Lender shall have joined in such adjustment; but if there has been no adjustment of any such damage or loss within four months from the date of occurrence thereof and if an Event of Default shall exist at the end of such four-month period or at any time thereafter, the Lender may alone, make proof of loss, adjust and compromise any claim under the policies and appear in and prosecute any action arising from such policies. In connection therewith, the Borrower does hereby irrevocably authorize, empower and appoint the Lender as attorney-in-fact for the Borrower (which appointment is coupled with an interest and is irrevocable) to do any and all of the foregoing in the name and on behalf of the Borrower.
          (f) Application of Insurance Proceeds. All sums paid under any insurance policy required in subparagraphs 10(a)(i) through (a)(iii) and (a)(vi) through (a)(vii), shall be paid to the Lender. Lender agrees to allow the use of sums paid under the insurance policy required under subparagraph (a) above for repair and reconstruction of the Mortgaged Property provided that, Borrower demonstrates to Lender (in Lender’s judgment), (i) restoration or repair of the Mortgaged Property is economically feasible, (ii) the value of the Lender’s security is not reduced, (iii) if any leases of the Mortgaged Property were in effect at the time of loss or damage, no such lease has terminated as a result of the loss or damage and all such leases remain enforceable under their terms without modification, (iv) the loss does not occur in the six (6) month period preceding the stated maturity date of the Note and Lender’s independent consultant certifies that the restoration of the Mortgaged Property can be completed at least ninety (90) days prior to the maturity date of the Note, (v) there exists no Event of Default or other event which with the passing of time or the giving of notice or both would constitute an Event of Default under the Note or this Deed of Trust, (vi) insurance proceeds and additional funds deposited by the Borrower with the Lender prior to the commencement of any repair or reconstruction are adequate to complete repair and reconstruction of the Mortgaged Property pursuant to plans and specifications approved by Lender, (vii) disbursement procedures acceptable to Lender are in
Deed of Trust, Mortgage and Security Agreement — Page 9

place, which procedures shall include provisions for the deposit of construction shortfalls, collection of lien waivers, issuance of title policies by a title insurance company, payment of Lender’s fees and expenses in disbursing, and coordination of work, and Borrower shall have reimbursed Lender for all of its out-of-pocket expenses in connection with such reconstruction and disbursement, including, without limitation, title insurance fees, inspection fees, attorneys’ fees, and architect’s fees, and (viii) Lender shall have received such consents and assurances from municipal authorities, tenants in the Mortgaged Property, if any, and others as Lender may request. Lender may establish other conditions it deems necessary to assure the work is fully completed in a good and workmanlike manner free of all liens or claims by reason thereof, and in compliance with all applicable laws, rules and regulations. If the above conditions are not satisfied as to application of insurance proceeds, and in any event as to condemnation awards, Lender shall apply the same (after first deducting therefrom Lender’s expenses incurred in collecting the same, including but not limited to attorneys’ fees) to the reduction of the outstanding principal balance of the loan evidenced by the Note (the “Loan”) without a prepayment premium or to payment of the restoration, repair, replacement or rebuilding of the property that is damaged or destroyed in such manner as Lender may determine; provided, however, if Lender offers to make the insurance proceeds available for repairs or reconstruction and Borrower refuses same, the application of insurance proceeds shall be deemed a voluntary prepayment subject to the prepayment premium. Any application of insurance proceeds or eminent domain proceeds shall not extend or postpone the due dates of the monthly installments payable under the Note or change the amount of such installments.
          (g) Reimbursement of the Lender’s Expenses. The Borrower shall promptly reimburse the Lender upon demand for all of the Lender’s expenses incurred in connection with the collection of the insurance proceeds, including but not limited to attorneys’ fees, and all such expenses, together with interest from the date of disbursement at the rate stated in the Note (unless collection of interest from the Borrower at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from the Borrower under applicable law) shall be additional amounts secured by this Deed of Trust.
     11. Preservation and Maintenance of the Mortgaged Property. The Borrower (a) shall keep the buildings and other improvements now or hereafter erected on the Land in safe and good repair and condition, ordinary depreciation excepted; (b) shall, upon damage to or destruction of the Mortgaged Property or any part thereof by fire or other casualty, restore, repair, replace or rebuild the Mortgaged Property that is damaged or destroyed to the condition it was in immediately prior to such damage or destruction, whether or not any insurance proceeds are available or sufficient for such purpose, unless the Lender shall have elected to apply such proceeds to reduction of the Indebtedness; (c) shall constantly maintain the parking and landscaped areas of the Mortgaged Property; (d) shall not commit waste or permit impairment or deterioration of the Mortgaged Property; (c) shall not remove from the Land any of the fixtures and personal property included in the Mortgaged Property unless the same is immediately replaced with property of at least equal value and utility, and this Deed of Trust becomes a valid first lien on such property.
     12. Inspection. The Lender, or its agents, shall have the right at all reasonable times, and only after reasonable prior notice to Borrower except in the case of emergency, to enter upon
Deed of Trust, Mortgage and Security Agreement — Page 10

the Mortgaged Property for the purposes of inspecting the Mortgaged Property or any part thereof. The Lender shall, however, have no duty to make such inspection.
     13. Protection of the Lender’s Security. Subject to the rights of the Borrower under paragraph 9 hereof, if the Borrower fails to perform any of the covenants and agreements contained in the Loan Documents or if any action or proceeding is commenced which affects the Mortgaged Property or the interest of the Lender therein, or the title thereto, then the Lender, at Lender’s option, may perform such covenants and agreements, defend against and/or investigate such action or proceeding, and take such other action as the Lender deems necessary to protect the Lender’s interest. The Lender shall be the sole judge of the legality, validity and priority of any claim, lien, encumbrance, tax, assessment, charge and premium paid by it and of the amount necessary to be paid in satisfaction thereof. The Lender is hereby given the irrevocable power of attorney (which power is coupled with an interest and is irrevocable) to enter upon the Mortgaged Property as the Borrower’s agent in the Borrower’s name to perform any and all covenants and agreements to be performed by the Borrower as herein provided. Any amounts or expenses disbursed or incurred by the Lender pursuant to this paragraph 13, with interest thereon, shall become additional Indebtedness of the Borrower secured by this Deed of Trust. Unless the Borrower and the Lender agree in writing to other terms of repayment, such amounts shall be immediately due and payable, and shall bear interest from the date of disbursement at the interest rate stated in the Note, unless collection from the Borrower of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from the Borrower under applicable law. The Lender shall, at its option, be subrogated to the lien of any mortgage or other lien discharged in whole or in part by the Indebtedness or by the Lender under the provisions hereof, and any such subrogation rights shall be additional and cumulative security for this Deed of Trust. Nothing contained in this paragraph 13 shall require the Lender to incur any expense or do any act hereunder, and the Lender shall not be liable to the Borrower for any damages or claims arising out of action taken by the Lender pursuant to this paragraph 13.
     14. Condemnation. The Borrower hereby irrevocably assigns to the Lender any award or payment which becomes payable by reason of any taking of the Mortgaged Property, or any part thereof, whether directly or indirectly or temporarily or permanently, in or by condemnation or other eminent domain proceedings or sale under threat of condemnation (hereinafter called “Taking”). Forthwith upon receipt by the Borrower of notice of the institution of any proceeding or negotiations for a Taking, the Borrower shall give notice thereof to the Lender. The Lender may appear in any such proceedings and participate in any such negotiations and may be represented by counsel. The Borrower, notwithstanding that the Lender may not be a party to any such proceeding, will promptly give to the Lender copies of all notices, pleadings, judgments, determinations and other papers received by the Borrower therein. The Borrower will not enter into any agreement permitting or consenting to the taking of the Mortgaged Property, or any part thereof, or providing for the conveyance thereof in lieu of condemnation, with anyone authorized to acquire the same in condemnation or by eminent domain unless the Lender shall first have consented thereto in writing. All Taking awards shall be adjusted jointly by the Borrower and the Lender. All awards payable as a result of a Taking shall be paid to the Lender, which may, at its option, apply them, after first deducting the Lender’s expenses incurred in the collection thereof, to the payment of the Indebtedness (without prepayment premium), whether or not due and in such order of application as the Lender may
Deed of Trust, Mortgage and Security Agreement — Page 11

determine, or to the repair or restoration of the Mortgaged Property, in the manner as provided in paragraph 10(f) relating to the application of insurance proceeds or in such manner as the Lender may determine. Any application of Taking awards to principal of the Note shall not extend or postpone the due dates of the monthly installments payable under the Note or change the amount of such installments.
     If the Taking involves a taking of any building or other improvement now or hereafter located on the Land, the Borrower shall proceed, with reasonable diligence, to demolish and remove any ruins and complete repair or restoration of the Mortgaged Property as nearly as possible to its respective size, type and character immediately prior to the Taking, whether or not the condemnation awards are available or adequate to complete such repair or restoration unless the Lender has applied the entire condemnation award to payment of the Indebtedness (without prepayment premium). The Borrower shall promptly reimburse the Lender upon demand for all of the Lender’s expenses (including attorneys’ fees) incurred in the collection of awards and their disbursement in accordance with this paragraph, and all such expenses, together with interest from the date of disbursement at the rate stated in the Note (unless collection of interest from the Borrower at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from the Borrower under applicable law) shall be additional amounts secured by this Deed of Trust.
     15. Financial Covenants, Statements and Other Information; Books and Records.
          (a) Status of Borrower. Borrower is and, unless changed as provided below, will continue to be a limited liability company duly organized and validly existing under the laws of the State of Texas and in good standing in the State of Texas. Borrower may not change its form of organization or state of organization without the prior written consent of Lender, which consent will not be withheld unless the proposed change will have a material adverse effect on the rights of Lender under the Loan Documents. Principal of Borrower owns one hundred percent (100%) of the ownership interests in Borrower and will continue to own one hundred percent (100%) of the ownership interests in Borrower until the Indebtedness is paid in full.
          (b) Financial Reports as to Borrower and Principal of Borrower. Borrower and Principal of Borrower will deliver to Lender within ninety (90) days after the end of each of their respective fiscal years financial statements that cover their last fiscal year, certified by Borrower and the Principal of Borrower, as the case may be (and audited if delivered after an Event of Default has occurred), and prepared in accordance with generally accepted accounting principles. If an Event of Default occurs, Borrower will deliver to Lender, within thirty (30) days after the occurrence of an Event of Default, year-to-date financial statements of Borrower and Principal of Borrower prepared by independent certified public accountants of recognized national standing in accordance with generally accepted accounting principles.
          (c) Financial Reports as to the Mortgaged Property. Borrower will prepare or cause to be prepared at its expense and deliver to the Lender for the Mortgaged Property (in such number as may reasonably be requested):
               (i) As soon as practicable after the end of each calendar year, and in no event later than ninety (90) days thereafter, a separate unaudited statement (except that such
Deed of Trust, Mortgage and Security Agreement — Page 12

statements shall be audited after an Event of Default) of the income from and expenses incurred with respect to the Mortgaged Property for such year, including a balance sheet, an operating/financial statement and a current tenant summary, setting forth in comparative form the figures for the previous calendar year, all in reasonable detail, certified to the current actual knowledge of the Borrower to be true and correct in all material aspects by the Borrower, and prepared in accordance with generally accepted accounting principles. The tenant summary shall include tenants’ names, square footage, lease commencement and expiration dates, base rent and other charges, security deposits, options and other lease concessions, delinquencies, unleased space, vacant space and, with respect to leases that have expired within the year or will expire in the next year, if any, the new or proposed lease terms for such leases that have been renewed (a “Leasing Summary”).
               (ii) As soon as practicable after the occurrence of an Event of Default, and in no event later than thirty (30) days thereafter, and monthly thereafter until such time as there is not in existence an uncured Event of Default, a Leasing Summary and an audited statement of the income from and expenses incurred with respect to the Mortgaged Property for each month and the year to date, setting forth in comparative form the figures for the previous calendar year, all in reasonable detail and prepared and certified to the current actual knowledge of the Borrower to be true and correct in all material aspects by Borrower.
               (iii) Immediately upon becoming aware of the existence of any condition or event which constitutes, or which after notice or lapse of time or both would constitute, an Event of Default, written notice specifying the nature and period of existence thereof and what action the Borrower has taken, is taking or proposes to take with respect thereto.
          (d) Books and Records. Borrower shall keep and maintain at all times at the Borrower’s address stated below or at such other place as the Lender may approve in writing, complete and accurate books of accounts and records in sufficient detail to reflect correctly the results of the operation of the Mortgaged Property and copies of all written contracts, leases and other instruments which affect the Mortgaged Property. Such books, records, contracts, leases and other instruments shall be subject to examination and inspection by the Lender or its representative during ordinary business hours. If the Borrower fails to provide the operating statements specified in subparagraph (c) above, the Lender shall have the right to audit the Borrower’s books and records at the Borrower’s expense.
     16. No Secondary Financing. The Borrower shall not create or permit to be created or to remain any subordinate lien on the Mortgaged Property or any part thereof.
     17. Security Interest. This Deed of Trust shall constitute a security agreement with respect to (and the Borrower hereby grants the Lender a security interest in) all personal property and fixtures included in the Mortgaged Property as more specifically described in paragraphs (ii), (iv) and (v) of the granting clause above. The Borrower will from time to time, at the request of the Lender, execute any and all financing statements covering such personal property and fixtures (in a form satisfactory to the Lender) which the Lender may reasonably consider necessary or appropriate to perfect its security interest.
Deed of Trust, Mortgage and Security Agreement — Page 13

     18. Events of Default; Acceleration. Each of the following occurrences shall constitute an event of default hereunder (herein called an “Event of Default”):
          (a) The Borrower shall fail to duly and punctually pay any installment of interest or principal and interest payable under the Note.
          (b) The Borrower shall default in the performance of or breach its agreement contained in paragraph 16 hereof.
          (c) The Borrower shall fail to duly and punctually pay when and as due any payment for taxes and assessments required by paragraph 2 to be paid or shall fail to provide the insurance coverage required by paragraph 10.
          (d) The Borrower or Principal of Borrower shall fail to duly perform or observe any of the covenants or agreements contained in the Loan Documents (other than a covenant or agreement which is elsewhere in this paragraph 18 specifically dealt with) and such failure shall not be cured within thirty (30) days after written notice to Borrower or Principal of Borrower, as the case may be; provided, however, that if such default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period, and if Borrower (or Principal of Borrower, if applicable) shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeded to cure the same, such thirty (30) day period shall be extended for an additional period of time as is reasonably necessary for Borrower (or Principal of Borrower, if applicable) in the exercise of due diligence to cure such default, such additional period not to exceed ninety (90) days.
          (e) The Borrower or Principal of Borrower shall make an assignment for the benefit of its creditors, or the Borrower or Principal of Borrower shall generally not be paying its debts as they become due, or a petition shall be filed by or against the Borrower or Principal of Borrower under the United States Bankruptcy Code, or the Borrower or Principal of Borrower shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of a material part of its properties or of the Mortgaged Property or any part thereof or shall not, within sixty (60) days after the appointment (without its consent or acquiescence) of a trustee, receiver or liquidator of any material part of its properties or of the Mortgaged Property, have such appointment vacated.
          (f) A judgment, writ or warrant of attachment or execution, or similar process shall be entered and become a lien on, issued or levied against, the Mortgaged Property or any part thereof and shall not be released, vacated or fully bonded within thirty (30) days after its entry, issue or levy.
          (g) The Mortgaged Property, or any part thereof, without the prior written consent of Lender, shall be sold, conveyed, transferred, encumbered or full possessory rights therein transferred, or an ownership interest in the Borrower or any general partner or managing member in the Borrower shall be sold, conveyed, transferred or encumbered, whether voluntarily, involuntarily or by operation of law; and this provision shall apply to each and every sale, transfer, conveyance or encumbrance regardless of whether or not the Lender has consented
Deed of Trust, Mortgage and Security Agreement — Page 14

or waived its rights, whether by action or omission, in connection with any previous sale, transfer, conveyance or encumbrance.
          (h) Any representation or warranty made by Borrower or Principal of Borrower to Lender in connection with the loan secured hereby proves to be untrue in any material respect.
     Upon the occurrence of any Event of Default, Lender may, at its option, without notice, declare the principal of and the accrued interest on the Note, and all sums advanced hereunder, with interest thereon, to be forthwith due and payable, and there-upon the Note and all other Indebtedness secured hereby, including both principal and all unpaid interest accrued thereon, including all applicable late payment charges and prepayment premium, and including all sums advanced hereunder and interest thereon, shall be and become immediately due and payable without presentment, demand or notice of any kind. Time is of the essence hereof.
     19. Remedies. Upon the occurrence of any Event of Default, then and in every such case the Lender may, at the Lender’s option, and by or through Trustee, by the Lender itself or otherwise, do any one or more of the following, in addition to any other remedies available to the Lender:
          (a) the Lender may, prior or subsequent to the institution of any foreclosure proceedings, enter upon the Mortgaged Property, or any part thereof, and take exclusive possession of the Mortgaged Property and of all books, records, and accounts relating thereto and exercise without interference from the Borrower any and all rights which the Borrower has with respect to the management, possession, operation, protection, or preservation of the Mortgaged Property, including without limitation, the right to rent the same for the account of the Borrower and to deduct from such Rents all costs, expenses, and liabilities of every character incurred by the Lender in collecting such Rents and in managing, operating, maintaining, protecting, or preserving the Mortgaged Property and to apply the remainder of such Rents on the Indebtedness in such manner as the Lender may elect. All such costs, expenses, and liabilities incurred by the Lender in collecting such Rents and in managing, operating, maintaining, protecting, or preserving the Mortgaged Property, if not paid out of Rents as hereinabove provided, shall constitute a demand obligation owing by the Borrower and shall bear interest from the date of expenditure until paid at the Default Rate, all of which shall constitute a portion of the Indebtedness. If necessary to obtain the possession provided for above, the Lender may invoke any and all legal remedies to dispossess the Borrower, including specifically one or more actions for forcible entry and detainer, trespass to try title, and restitution. In connection with any action taken by the Lender pursuant to this subsection, the Lender shall not be liable for any loss sustained by the Borrower resulting from any failure to let the Mortgaged Property, or any part thereof, or from any other act or omission of the Lender in managing the Mortgaged Property unless such loss is caused by the willful misconduct of the Lender, nor shall the Lender be obligated to perform or discharge any obligation, duty, or liability under any lease or under or by reason hereof or the exercise of rights or remedies hereunder. THE BORROWER SHALL AND DOES HEREBY AGREE TO INDEMNIFY THE LENDER FOR, AND TO HOLD THE LENDER HARMLESS FROM, ANY AND ALL LIABILITY, LOSS, OR DAMAGE (INCLUDING, WITHOUT LIMITATION, ANY LIABILITY, LOSS OR DAMAGE ARISING FROM, OR ALLEGED TO HAVE ARISEN FROM, THE SOLE OR CONCURRENT
Deed of Trust, Mortgage and Security Agreement — Page 15

NEGLIGENCE OF LENDER) WHICH MAY OR MIGHT BE INCURRED BY THE LENDER UNDER ANY SUCH LEASE OR UNDER OR BY REASON HEREOF OR THE EXERCISE OF RIGHTS OR REMEDIES HEREUNDER, AND FROM ANY AND ALL CLAIMS AND DEMANDS WHATSOEVER (INCLUDING, WITHOUT LIMITATION, CLAIMS AND DEMANDS ARISING FROM, OR ALLEGED TO HAVE ARISEN FROM, THE SOLE OR CONCURRENT NEGLIGENCE OF LENDER) WHICH MAY BE ASSERTED AGAINST THE LENDER BY REASON OF ANY ALLEGED OBLIGATIONS OR UNDERTAKINGS ON ITS PART TO PERFORM OR DISCHARGE ANY OF THE TERMS, COVENANTS, OR AGREEMENTS CONTAINED IN ANY SUCH LEASE; PROVIDED, HOWEVER, THAT IT IS AGREED THAT THE FOREGOING INDEMNITY SHALL NOT BE CONSTRUED TO INDEMNIFY LENDER AGAINST THE CONSEQUENCES OF ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. Should the Lender incur any such liability, the amount thereof, including without limitation, costs, expenses, and attorneys’ fees, together with interest thereon from the date of expenditure until paid at the Default Rate, shall be secured hereby, and the Borrower shall reimburse the Lender therefor immediately upon demand. Nothing in this subsection shall impose any duty, obligation, or responsibility upon the Lender for the control, care, management, leasing, or repair of the Mortgaged Property, nor for the carrying out of any of the terms and conditions of any such Lease; nor shall it operate to make the Lender responsible or liable for any waste committed on the Mortgaged Property by the tenants or by any other parties, or for any Hazardous Substance on or under the Mortgaged Property, or for any dangerous or defective condition of the Mortgaged Property or for any negligence in the management, leasing, upkeep, repair, or control of the Mortgaged Property resulting in loss or injury or death to any tenant, licensee, employee, or stranger. The Borrower hereby assents to, ratifies, and confirms any and all actions of the Lender with respect to the Mortgaged Property taken under this subsection.
          (b) The Lender may request the Trustee to proceed with foreclosure under the power of sale which is hereby conferred, such foreclosure to be accomplished in accordance with the following provisions:
               (i) The Trustee is hereby authorized and empowered, and it shall be the Trustee’s special duty, upon such request of Lender, to sell the Mortgaged Property, or any part thereof, at public auction to the highest bidder for cash, with or without having taken possession of same. Any such sale (including notice thereof) shall comply with the applicable requirements, at the time of the sale, of Section 51.002 of the Texas Property Code, as amended, or, if and to the extent such statute is not then in force, with the applicable requirements, at the time of the sale, of the successor statute or statutes, if any, governing sales of Texas real property under powers of sale conferred by deeds of trust. If there is no statute in force at the time of the sale governing sales of Texas real property under powers of sale conferred by deeds of trust, such sale shall comply with applicable law at the time of the sale.
               (ii) At any time during the bidding, the Trustee may require a bidding party (A) to disclose its full name, state and city of residence, occupation, and specific business office location, and the name and address of the principal the bidding party is representing (if applicable), and (B) to demonstrate reasonable evidence of the bidding party’s financial ability (or, if applicable, the financial ability of the principal of such bidding party), as a condition to the bidding party submitting bids at the foreclosure sale. If any such bidding party (the “Questioned
Deed of Trust, Mortgage and Security Agreement — Page 16

Bidder”) declines to comply with the Trustee’s requirement in this regard, or if such Questioned Bidder does respond but the Trustee, in Trustee’s sole and absolute discretion, deems the information or the evidence of the financial ability of the Questioned Bidder (or, if applicable, the principal of such bidding party) to be inadequate, then the Trustee may continue the bidding with reservation; and in such event (I) the Trustee shall be authorized to caution the Questioned Bidder concerning the legal obligations to be incurred in submitting bids, and (2) if the Questioned Bidder is not the highest bidder at the sale, or if having been the highest bidder the Questioned Bidder fails to deliver the cash purchase price payment promptly to the Trustee, all bids by the Questioned Bidder shall be null and void. The Trustee may, in Trustee’s sole and absolute discretion, determine that a credit bid may be in the best interest of the Borrower and the Lender, and elect to sell the Mortgaged Property for credit or for a combination of cash and credit; provided, however, that the Trustee shall have no obligation to accept any bid except an all cash bid. In the event the Trustee requires a cash bid and cash is not delivered within a reasonable time after conclusion of the bidding process, as specified by the Trustee, but in no event later than 3:45 p.m. local time on the day of sale, then said contingent sale shall be null and void, the bidding process may be recommenced, and any subsequent bids or sale shall be made as if no prior bids were made or accepted.
               (iii) In addition to the rights and powers of sale granted under the preceding provisions of this subsection, if default is made in the payment of any installment of the Indebtedness, Lender may, at Lender’s option, at once or at any time thereafter while any matured installment remains unpaid, without declaring the entire Indebtedness to be due and payable, orally or in writing direct the Trustee to enforce this trust and to sell the Mortgaged Property subject to such unmatured Indebtedness and to the rights, powers, liens, security interests, and assignments securing or providing recourse for payment of such unmatured Indebtedness, in the same manner, all as provided in the preceding provisions of this subsection. Sales made without maturing the Indebtedness may be made hereunder whenever there is a default in the payment of any installment of the Indebtedness, without exhausting the power of sale granted hereby, and without affecting in any way the power of sale granted under this subsection, the unmatured balance of the Indebtedness or the rights, powers, liens, security interests, and assignments securing or providing recourse for payment of the Indebtedness.
               (iv) Sale of a part of the Mortgaged Property shall not exhaust the power of sale, but sales may be made from time to time until the Indebtedness is paid and the obligations of Borrower set forth in the Loan Documents are performed and discharged in full. It is intended by each of the foregoing provisions of this subsection that the Trustee may, after any request or direction by Lender, sell the Mortgaged Property as a unit or sell at any time or from time to time any part or parts of the Mortgaged Property separately from the remainder of the Mortgaged Property. It shall not be necessary to have present or to exhibit at any sale any of the Mortgaged Property.
               (v) After any sale under this subsection, the Trustee shall make good and sufficient deeds, assignments, and other conveyances to the purchaser or purchasers thereunder in the name of the Borrower, conveying the Mortgaged Property or any part thereof so sold to the purchaser or purchasers with general warranty of title by the Borrower. It is agreed that in any deeds, assignments or other conveyances given by the Trustee, any and all statements of fact or other recitals therein made as to the identity of Lender, the occurrence or existence of
Deed of Trust, Mortgage and Security Agreement — Page 17

any Event of Default, the notice of intention to accelerate, or acceleration of, the maturity of the Indebtedness, the request to sell, notice of sale, time, place, terms and manner of sale, and receipt, distribution, and application of the money realized therefrom, the due and proper appointment of a substitute trustee, and without being limited by the foregoing, any other act or thing having been duly done by or on behalf of Lender or by or on behalf of Trustee, shall be taken by all courts of law and equity as prima facie evidence that such statements or recitals state true, correct, and complete facts and are without further question to be so accepted, and the Borrower does hereby ratify and confirm any and all acts that Trustee may lawfully do in the premises by virtue hereof.
          (c) The Lender, or the Trustee, upon written request of the Lender, may proceed by suit or suits, at law or in equity, to enforce the payment of the Indebtedness and the performance and discharge of the obligations of Borrower set forth in the Loan Documents in accordance with the terms hereof, of the Note, and the other Loan Documents, to foreclose the liens and security interests of this Deed of Trust as against all or any part of the Mortgaged Property, and to have all or any part of the Mortgaged Property sold under the judgment or decree of a court of competent jurisdiction. This remedy shall be cumulative of any other nonjudicial remedies available to the Lender with respect to the Loan Documents. Proceeding with a request or receiving a judgment for legal relief shall not be or be deemed to be an election of remedies or bar any available nonjudicial remedy of the Lender.
          (d) The Lender may be the purchaser of the Mortgaged Property or any part thereof, at any sale thereof, whether such sale be under the power of sale herein vested in the Trustee or upon any other foreclosure of the liens and security interests hereof, or otherwise, and the Lender shall, upon any such purchase, acquire good title to the Mortgaged Property so purchased, free of the liens and security interests hereof, unless the sale was made subject to an unmatured portion of the Indebtedness. The Lender, as purchaser, shall be treated in the same manner as any third party purchaser and the proceeds of the Lender’s purchase shall be applied in accordance with subparagraph (h) below.
          (e) Should any part of the Mortgaged Property come into the possession of the Lender, whether before or after default, the Lender may (for itself or by or through other persons, firms, or entities) hold, lease, manage, use, or operate the Mortgaged Property for such time and upon such terms as the Lender may deem prudent under the circumstances (making such repairs, alterations, additions, and improvements thereto and taking such other action as the Lender may from time to time deem necessary or desirable) for the purpose of preserving the Mortgaged Property or its value, pursuant to the order of a court of appropriate jurisdiction or in accordance with any other rights held by the Lender in respect of the Mortgaged Property. The Borrower covenants to promptly reimburse and pay to the Lender on demand, at the place where the Note is payable, the amount of all expenses (including without limitation the cost of any insurance, taxes, or other charges) incurred by the Lender in connection with the Lender’s custody, preservation, use, or operation of the Mortgaged Property, together with interest thereon from the date incurred by the Lender at the Default Rate; and all such expenses, costs, taxes, interest, and other charges shall be and become a part of the Indebtedness. It is agreed, however, that the risk of loss or damage to the Mortgaged Property is on the Borrower, and the Lender shall have no liability whatsoever for decline in value of the Mortgaged Property, for failure to obtain or maintain insurance, or for failure to determine whether insurance in force is adequate as to
Deed of Trust, Mortgage and Security Agreement — Page 18

amount or as to the risks insured. Possession by the Lender shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Mortgaged Property or collateral not in the Lender’s possession.
          (f) If the liens or security interests hereof shall be foreclosed by power of sale granted herein, by judicial action, or otherwise, the purchaser at any such sale shall receive, as an incident to purchaser’s ownership, immediate possession of the property purchased, and if the Borrower or the Borrower’s successors shall hold possession of said property or any part thereof subsequent to foreclosure, the Borrower and the Borrower’s successors shall be considered as tenants at sufferance of the purchaser at foreclosure sale (without limitation of other rights or remedies, at a reasonable rental per day, due and payable daily, based upon the value of the portion of the Mortgaged Property so occupied and sold to such purchaser), and anyone occupying such portion of the Mortgaged Property, after demand is made for possession thereof, shall be guilty of forcible detainer and shall be subject to eviction and removal, forcible or otherwise, with or without process of law, and all damages by reason of such eviction and removal are hereby expressly waived.
          (g) The proceeds from any foreclosure sale of the Mortgaged Property shall be applied by the Trustee to the Indebtedness in the following order and priority: (i) to the payment of all expenses of advertising, selling, and conveying the Mortgaged Property or part thereof, and/or prosecuting or otherwise collecting Rents, proceeds, premiums, or other sums including, without limitation, attorneys’ fees; (ii) to the Indebtedness and other obligations of the Borrower set forth in the Loan Documents, in such order as Lender may determine in its sole discretion; and (iii) the balance, if any, and to the extent applicable, remaining after the full and final payment of the Indebtedness and full performance and discharge of the obligations of the Borrower set forth in the Loan Documents, to the holder or beneficiary of any inferior liens covering the Mortgaged Property, if any, in order of the priority of such inferior liens (Trustee and the Lender shall hereby be entitled to rely exclusively upon a commitment for title insurance issued to determine such priority); and (iv) the cash balance, if any, to the Borrower. The balance of the Indebtedness remaining unpaid, if any, shall remain fully due and owing in accordance with the terms of the Note or the other Loan Documents.
          (h) In the event a foreclosure hereunder is commenced by the Trustee in accordance with the terms of this Deed of Trust, at any time before the sale, Trustee may abandon the sale, and the Lender may then institute suit for the collection of the Indebtedness and for the foreclosure of the liens and security interests hereof and of the Loan Documents. If the Lender should institute a suit for the collection of the Indebtedness and for a foreclosure of the liens and security interests, the Lender may, at any time before the entry of a final judgment in said suit, dismiss the same and require the Trustee to sell the Mortgaged Property or any part thereof in accordance with the provisions of this Deed of Trust.
          (i) To the fullest extent permitted by applicable law, Lender, as a matter of right and without regard to the sufficiency of the security for repayment of the Indebtedness and performance and discharge of the obligations of Borrower set forth in the Loan Documents, without notice to the Borrower and without any showing of insolvency, fraud, or mismanagement on the part of the Borrower, and without the necessity of filing any judicial or other proceeding other than the proceeding for appointment of a receiver, shall be entitled to the
Deed of Trust, Mortgage and Security Agreement — Page 19

appointment of a receiver or receivers of the Mortgaged Property or any part thereof, and of the rents from the Mortgaged Property, and the Borrower hereby irrevocably consents to the appointment of a receiver or receivers. Any receiver appointed pursuant to the provisions of this subsection shall have the usual powers and duties of receivers in such matters.
          (j) In addition to any other remedies set forth herein, Lender shall have all of the rights and remedies provided by the Texas Uniform Commercial Code, including the right to proceed under the Texas Uniform Commercial Code provisions governing default as to any fixtures, equipment, instruments, general intangibles, accounts, contract rights, claims or personal property which may be included in or related to the Mortgaged Property and as to any deposits, policies, unearned premiums, proceeds, awards, payments or consideration assigned to Lender as further security hereunder, separately from the real estate included in the Mortgaged Property, or to proceed as to any or all of such property in accordance with its rights and remedies in respect of said real estate. If the Lender should elect to proceed separately as to any such property, the Borrower agrees to make such property available to the Lender at a place or places reasonably acceptable to Lender, and, if any notification of intended disposition of any of such property is required by law, such notification shall be deemed commercially reasonable and reasonably and properly given if mailed at least ten (10) days before such disposition in the manner below provided.
          (k) In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, readjustment, composition, dissolution, liquidation, termination or other judicial proceedings affecting Borrower, its creditors or its property, Lender, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary, or advisable in order to have its claims allowed in such proceedings for the entire amount due and payable under the Note, this Deed of Trust and any other instrument securing or referring to the Note, at the date of institution of such proceedings, and for any additional amounts which may become due and payable hereunder and thereunder after such date, including but not limited to Lender’s costs, expenses and attorneys’ fees incurred in connection therewith.
     20. Anti-Terrorism and Anti-Money Laundering Compliance.
          (a) Borrower represents and warrants to Lender that it is not, and, after making due inquiry, that no person who owns an interest in Borrower is (i) listed on the Specially Designated Nationals and Blocked Persons List (the “SDN List”) maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or on any other similar list (“Other Lists” and, collectively with the SDN List, the “Lists”) maintained by the OFAC pursuant to any authorizing statute. Executive Order or regulation (collectively. “OFAC Laws and Regulations”); or (ii) a person (a “Designated Person”) either (A) included within the term “designated national” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (B) designated under Sections 1(a), l(b), l(c) or l(d) of Executive Order No. 13224, 66 Fed. Reg. 49079 (published September 25, 2001) or similarly designated under any related enabling legislation or any other similar Executive Orders (collectively, the “Executive Orders”). The OFAC Laws and Regulations and the Executive Orders are collectively referred to in this Amendment as the “Anti-Terrorism Laws”. Borrower represents and warrants that it requires, and has taken reasonable measures to ensure compliance with the requirement that no person who owns an interest in Borrower is or shall be listed on any of the Lists or is or shall be a
Deed of Trust, Mortgage and Security Agreement — Page 20

Designated Person. This paragraph 20 shall not apply to any person to the extent that such person’s interest in the Borrower is through a U.S. Publicly-Traded Entity. As used in this Agreement, “U.S. Publicly-Traded Entity” means a business entity whose securities are listed on a national securities exchange, or quoted on an automated quotation system, in the United States, or a wholly-owned subsidiary of such an entity.
          (b) Borrower represents and warrants that it has taken reasonable measures appropriate to the circumstances (and in any event as required by law), with respect to each holder of an interest in Borrower, to assure that funds invested by such holders in Borrowers are derived from legal sources (“Anti-Money Laundering Measures”). The Anti-Money Laundering Measures have been undertaken in accordance with the Bank Secrecy Act, 31 U.S.C. §§ 5311 et seq. (“BSA”), and all applicable laws, regulations and government guidance on BSA compliance and on the prevention and detection of money laundering violations under 18 U.S.C. §§ 1956 and 1957 (collectively with the BSA, “Anti-Money Laundering Laws”). Borrower represents and warrants to Lender that, to Borrower’s knowledge, neither Borrower nor any holder of an interest in Borrower (i) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering under 18 U.S.C. §§ 1956 and 1957, drug trafficking, terrorist-related activities or other money laundering predicate crimes, or any violation of the BSA, (ii) has been assessed civil penalties under any Anti-Money Laundering Laws, or (iii) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws.
          (c) Borrower represents and warrants to Lender it has taken reasonable measures appropriate to the circumstances (in any event as required by law), to ensure that Borrower is in compliance with all current and future Anti-Money Laundering Laws and laws, regulations and government guidance for the prevention of terrorism, terrorist financing and drug trafficking.
     21. Estoppel Certificate. The Borrower agrees at any time and from time to time, upon not less than fifteen (15) days prior notice by the Lender, to execute, acknowledge and deliver, without charge, to the Lender or to any person designated by the Lender, a statement in writing certifying that this Deed of Trust is unmodified (or if there have been modifications, identifying the same by the date thereof and specifying the nature thereof), the principal amount then secured hereby and the unpaid balance of the Note, that the Borrower has not received any notice of default or notice of acceleration or foreclosure of this Deed of Trust (or if the Borrower has received such a notice, that it has been revoked, if such be the case), that to the knowledge of the Borrower no Event of Default exists hereunder (or if any such Event of Default does exist specifying the same and stating that the same has been cured, if such be the case), that the Borrower to its knowledge has no claims or offsets against the Lender (or if the Borrower has any such claims, specifying the same), and the dates to which the interest and the other sums and charges payable by the Borrower pursuant to the Note have been paid. Upon reasonable advance written request, the Lender shall provide the Borrower a statement in writing respecting the unpaid balance of the Note and whether, to the knowledge of the Lender, any Event of Default exists.
     22. Forbearance Not a Waiver; Rights and Remedies Cumulative. No delay by the Lender in exercising any right or remedy provided herein or otherwise afforded by law or equity shall be deemed a waiver of or preclude the exercise of such right or remedy, and no waiver by
Deed of Trust, Mortgage and Security Agreement — Page 21

the Lender of any particular provision of this Deed of Trust shall be deemed effective unless in writing signed by the Lender. All such rights and remedies provided for herein or which the Lender or the holder of the Note may have otherwise, at law or in equity, shall be distinct, separate and cumulative and may be exercised concurrently, independently or successively in any order whatsoever, and as often as the occasion therefor arises. The Lender’s taking action pursuant to paragraph 13 or receiving proceeds, awards or damages pursuant to paragraphs 10 or 14 shall not impair any right or remedy available to the Lender under paragraph 19 hereof. Acceleration of maturity of the Note, once claimed hereunder by the Lender, may, at the option of the Lender, be rescinded by written acknowledgment to that effect by the Lender, but the tender and acceptance of partial payments alone shall not in any way affect or rescind such acceleration of maturity of the Note.
     23. Successors and Assigns Bound; Number; Gender; Agents; Captions; Amendments. The covenants and agreements herein contained shall bind, and the rights hereunder shall inure to, the respective heirs, legal representatives, successors and assigns of the Lender and the Borrower; provided, however, that this paragraph 23 shall not limit the effect of paragraph 18(g). Wherever used, the singular number shall include the plural, and the plural the singular, and the use of any gender shall apply to all genders. The captions and headings of the paragraphs of this Deed of Trust are for convenience only and are not to be used to interpret or define the provisions hereof. No amendment of this Deed of Trust shall be effective unless in a writing executed by the Borrower and the Lender.
     24. Notice. Any notice, consent, or approval that Lender or Borrower may desire or be required to give to the other shall be in writing and shall be mailed or delivered to the intended recipient thereof at its address set forth below or at such other address as such intended recipient may, from time to time, by notice in writing, designate to the sender pursuant hereto. Any such notice, consent, or approval shall be deemed effective (a) if given by nationally recognized overnight courier for next day delivery, one (1) business day after delivery to such courier, or (b) if given by United States mail (registered or certified), three (3) business days after such communication is deposited in the mails (unless given in respect of a foreclosure of the Mortgaged Property, in which case it shall be deemed given on the date of deposit), or (c) if given in person, upon delivery. Except as otherwise specifically required herein, notice of the exercise of any right or option granted to Lender by this Deed of Trust is not required to be given. The failure of Lender to provide a courtesy copy of any notice to Borrower’s counsel shall not invalidate any such notice otherwise properly given to Borrower. Any notices delivered hereunder shall be addressed as follows unless otherwise notified in accordance herewith:
          Borrower:
CM Real Estate, LLC
Attention: Mr. Marcus Scrudder
650 S. Royal Lane
Coppell, Texas 75019
Deed of Trust, Mortgage and Security Agreement — Page 22

          Lender:
Allianz Life Insurance Company of North America
c/o Allianz of America, Inc.
Attention: Real Estate Department
55 Greens Farms Road
P.O. Box 5160
Westport, CT 06881-5160
     25. Governing Law; Severability. This Deed of Trust shall be governed by the substantive laws of the State of Texas. In the event that any provision or clause of this Deed of Trust conflicts with applicable law, such conflict shall not affect other provisions of this Deed of Trust which can be given effect without the conflict provisions and to this end the provisions of the Deed of Trust are declared to be severable.
     26. Counterparts. This Deed of Trust may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.
     27. Production of Documents. The Borrower shall, while this Deed of Trust is in full force and effect, furnish the Lender with such documents, instruments and papers as the Lender may reasonably request from time to time in order for the Lender to effectuate a sale or a participation in the loan evidenced by the Note and this Deed of Trust.
     28. Waiver of Marshalling; Failure to Consent. The Borrower, any party who consents to this Deed of Trust and any party who now or hereafter acquires a lien on the Mortgaged Property and who has actual or constructive notice of this Deed of Trust hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein. In the event that Lender fails to grant any consent or approval under this Deed of Trust or any other Loan Document that Borrower believes Lender is legally required to grant to Borrower, the sole and exclusive remedy for any claim against Lender that Lender has wrongfully withheld or delayed such consent or approval shall be an action for injunctive or declaratory relief, and in no event shall Borrower be entitled to recover damages from Lender by reason of such claim.
     29. Fixture Filing. From the date of its recording, this Deed of Trust shall be effective as a financing statement filed as a fixture filing with respect to all goods constituting part of the Mortgaged Property (as more particularly described in item (ii) of the granting clause of this Deed of Trust) which are or are to become fixtures related to the real estate described herein. For this purpose, the following information is set forth:
          (a)  Name and Address of Debtor:
CM Real Estate, LLC
650 S. Royal Lane
Coppell, Texas 75019
(Tax Identification No.                                        )
Deed of Trust, Mortgage and Security Agreement — Page 23

         (b) Name and Address of Secured Party:
Allianz Life Insurance Company of North America
c/o Allianz of America, Inc.
Attention: Real Estate Department
55 Greens Farms Road
P.O. Box 5160
Westport, CT 06881-5160
(Tax Identification No. 41-1366075)
          (c) This document covers goods which are or are to become fixtures.
          (d) The name of the record owner of the Land is the Debtor described above.
     30. Concerning the Trustee.
          (a) The Trustee shall not be required to take any action toward the execution and enforcement of the trust hereby created or to institute, appear in, or defend any action, suit, or other proceeding in connection therewith where, in his opinion, such action would be likely to involve him in expense or liability, unless requested so to do by a written instrument signed by Lender and, if Trustee so requests, unless the Trustee is tendered security and indemnity satisfactory to the Trustee against any and all cost, expense, and liability arising therefrom. Trustee shall not be responsible for the execution, acknowledgment, or validity of the Loan Documents, or for the proper authorization thereof, or for the sufficiency of the lien and security interest purported to be created hereby, and Trustee makes no representation in respect thereof or in respect of the rights, remedies, and recourses of Lender.
          (b) With the approval of the Lender, the Trustee shall have the right to take any and all of the following actions: (i) to select, employ, and advise with counsel (who may be, but need not be, counsel for the Lender) upon any matters arising hereunder, including the preparation, execution, and interpretation of the Loan Documents, and shall be fully protected in relying as to legal matters on the advice of counsel, (ii) to execute any of the trusts and powers hereof and to perform any duty hereunder either directly or through his agents or attorneys, (iii) to select and employ, in and about the execution of his duties hereunder, suitable accountants, engineers and other experts, agents and attorneys-in-fact, either corporate or individual, not regularly in the employ of Trustee, and Trustee shall not be answerable for any act, default, negligence, or misconduct of any such accountant, engineer or other expert, agent or attorney-in-fact, if selected with reasonable care, or for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee’s gross negligence or bad faith, and (iv) any and all other lawful action as the Lender may instruct Trustee to take to protect or enforce the Lender’s rights hereunder. Trustee shall not be personally liable in case of entry by Trustee, or anyone entering by virtue of the powers herein granted to Trustee, upon the Mortgaged Property for debts contracted for or liability or damages incurred in the management or operation of the Mortgaged Property. Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting any action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine. Trustee shall be entitled to reimbursement for
Deed of Trust, Mortgage and Security Agreement — Page 24

expenses incurred by Trustee in the performance of Trustee’s duties hereunder and to reasonable compensation for such of Trustee’s services hereunder as shall be rendered. The Borrower will, from time to time, pay the compensation due to Trustee hereunder and reimburse Trustee for, and save Trustee harmless against, any and all liability and expenses which may be incurred by Trustee in the performance of Trustee’s duties.
          (c) All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by applicable law) and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder.
          (d) The Trustee may resign by the giving of notice of such resignation in writing or verbally to Lender. If the Trustee shall die, resign, or become disqualified from acting in the execution of this trust, or if, for any reason, the Lender shall prefer to appoint a substitute trustee or multiple substitute trustees, or successive substitute trustees or successive multiple substitute trustees, to act instead of the aforenamed Trustee, the Lender shall have full power to appoint a substitute trustee (or, if preferred, multiple substitute trustees) in succession who shall succeed (and if multiple substitute trustees are appointed, each of such multiple substitute trustees shall succeed) to all the estates, rights, powers, and duties of the aforenamed Trustee. Such appointment may be executed by any authorized agent of the Lender, and if such Lender be a corporation and such appointment be executed in its behalf by any officer of such corporation, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation. Borrower hereby ratifies and confirms any and all acts which the aforenamed Trustee, or his successor or successors in this trust, shall do lawfully by virtue hereof. If multiple substitute Trustees are appointed, each of such multiple substitute Trustees shall be empowered and authorized to act alone without the necessity of the joinder of the other multiple substitute trustees, whenever any action or undertaking of such substitute trustees is requested or required under or pursuant to this Deed of Trust or applicable law.
          (e) Should any deed, conveyance, or instrument of any nature be required from the Borrower by any Trustee or substitute Trustee to more fully and certainly vest in and confirm to the Trustee or substitute Trustee such estates, rights, powers, and duties, then, upon request by the Trustee or substitute Trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged, and delivered and shall be caused to be recorded and/or filed by Borrower.
          (f) Any substitute Trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed, or conveyance, become vested with all the estates, properties, rights, powers, and trusts of its or his predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of the Lender or of the substitute Trustee, the Trustee ceasing to act shall execute and deliver any instrument transferring to such substitute Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and moneys held by such Trustee to the substitute Trustee so appointed in the Trustee’s place.
Deed of Trust, Mortgage and Security Agreement — Page 25

          (g) By accepting or approving anything required to be observed, performed, or fulfilled or to be given to the Trustee or the Lender pursuant to the Loan Documents, including without limitation, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, neither the Trustee nor the Lender shall be deemed to have warranted, consented to, or affirmed the sufficiency, legality, effectiveness, or legal effect of the same, or of any term, provision, or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or affirmation with respect thereto by Trustee or the Lender.
     31. INDEMNITIES. THE BORROWER SHALL PROTECT, DEFEND, INDEMNIFY AND SAVE HARMLESS THE LENDER AND THE TRUSTEE FROM AND AGAINST ALL LIABILITIES, OBLIGATIONS, CLAIMS, DEMANDS, DAMAGES, PENALTIES, CAUSES OF ACTION, LOSSES, FINES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND DISBURSEMENTS), IMPOSED UPON OR INCURRED BY OR ASSERTED AGAINST THE LENDER AND/OR THE TRUSTEE BY REASON OF: (A) OWNERSHIP OF THIS DEED OF TRUST OR ANY INTEREST IN THE MORTGAGED PROPERTY OR RECEIPT OF ANY RENTS AND PROFITS; (B) ANY ACCIDENT, INJURY TO OR DEATH OF PERSONS OR LOSS OF OR DAMAGE TO PROPERTY OCCURRING IN, ON OR ABOUT THE MORTGAGED PROPERTY, OR ANY PART THEREOF, OR ON THE ADJOINING SIDEWALKS, CURBS, ADJACENT PROPERTY OR ADJACENT PARKING AREAS, STREETS OR WAYS; (C) ANY FAILURE ON THE PART OF THE BORROWER TO PERFORM OR COMPLY WITH ANY OF THE TERMS OF THIS DEED OF TRUST; (D) ANY FRAUD OR MATERIAL MISREPRESENTATION COMMITTED BY THE BORROWER IN CONNECTION WITH THE INDEBTEDNESS SECURED BY THIS DEED OF TRUST; (E) ANY WASTE OF THE MORTGAGED PROPERTY ARISING FROM THE ACTS OF THE BORROWER; (F) THE FAILURE OF THE BORROWER TO PAY TAXES, INSURANCE PREMIUMS. UTILITY CHARGES AND OTHER EXPENSES OF OPERATING THE MORTGAGED PROPERTY; (G) THE DISPOSITION OF INSURANCE OR CONDEMNATION PROCEEDS IN A MANNER NOT AUTHORIZED BY THE PROVISIONS OF THIS DEED OF TRUST: (H) THE MISAPPLICATION OF SECURITY DEPOSITS OR PREPAID RENTS BY THE BORROWER; AND (I) ANY FAILURE OF THE MORTGAGED PROPERTY TO COMPLY WITH ANY APPLICABLE LAWS. THE FOREGOING INDEMNITY FOR THE BENEFIT OF LENDER AND TRUSTEE IS INTENDED TO BE APPLICABLE AND BINDING UPON THE BORROWER NOTWITHSTANDING THAT A LIABILITY, OBLIGATION, CLAIM, DEMAND, DAMAGE, PENALTY, CAUSE OF ACTION, LOSS, FINE, COST OR EXPENSE DESCRIBED IN THE PRECEDING PROVISIONS OF THIS PARAGRAPH 30 ARISES OR IS ALLEGED TO HAVE ARISEN FROM THE SOLE OR CONCURRENT NEGLIGENCE OF LENDER OR TRUSTEE; HOWEVER, SAID INDEMNITY IS NOT INTENDED TO INCLUDE ANY LIABILITIES, OBLIGATIONS, CLAIMS, DEMANDS, DAMAGES, PENALTIES, CAUSES OF ACTION, LOSSES, FINES, COSTS OR EXPENSES ARISING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LENDER OR TRUSTEE.
     32. Further Documentation. At any time and from time to time until payment in full of the Indebtedness, the Borrower will, at the request of the Lender, promptly execute and deliver to the Lender such additional instruments as may be reasonably required further to
Deed of Trust, Mortgage and Security Agreement — Page 26

evidence the lien of this Deed of Trust and further to protect the security interest of the Lender with respect to the Mortgaged Property, including, without limitation, additional security agreements, financing statements and continuation statements. Any expenses incurred by the Lender in connection with the preparation and recordation of any such instruments, including, but not limited to attorneys’ fees, shall become additional Indebtedness of the Borrower secured by this Deed of Trust. Unless the Borrower and the Lender agree in writing to other terms of repayment, such amounts shall be immediately due and payable, and shall bear interest from the date of disbursement at the interest rate stated in the Note, unless collecting from the Borrower of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from the Borrower under applicable law.
     33. Release. If the Indebtedness is paid in full in accordance with the terms of this Deed of Trust, the Note, and the other Loan Documents, and if the Borrower shall well and truly perform each and every one of the obligations to be performed and discharged in accordance with the terms of this Deed of Trust, the Note and the other Loan Documents, then this conveyance shall become null and void and be released by the Lender at Borrower’s request and expense, and the Lender shall have no further obligation to make advances under and pursuant to the provisions hereof or in the other Loan Documents.
     34. Performance at the Borrower’s Expense. The Borrower shall (a) pay all legal fees incurred by the Lender in connection with the preparation of the Loan Documents (including any amendments thereto or consents, releases, or waivers granted thereunder); (b) reimburse the Lender, promptly upon demand, for all amounts expended, advanced, or incurred by the Lender to satisfy any obligation of the Borrower under the Loan Documents, which amounts shall include ail court costs, attorneys’ fees (including, without limitation, for trial, appeal, or other proceedings), fees of auditors and accountants and other investigation expenses reasonably incurred by the Lender in connection with any such matters; and (c) any and all other costs and expenses of performing or complying with any and all of the obligations of the Borrower set forth in the Loan Documents. Except to the extent that costs and expenses are included within the definition of “Indebtedness.” the payment of such costs and expenses shall not be credited, in any way and to any extent, against any installment on or portion of the Indebtedness.
     35. Special Purpose Entity Provisions. Borrower represents, warrants and covenants to Lender as follows:
          (a) Borrower shall not engage in any business or activity other than the ownership, operation, leasing and maintenance of the Mortgaged Property, and activities incidental thereto;
          (b) Borrower shall not acquire or own any material assets other than (i) the Mortgaged Property, and (ii) such incidental personal property as may be necessary for the operation of the Mortgaged Property;
          (c) Borrower shall not merge into or consolidate with any person or entity or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, without in each case Lender’s consent;
Deed of Trust, Mortgage and Security Agreement — Page 27

          (d) Borrower shall not fail to observe its organizational formalities or preserve its existence as an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, and qualification to do business in the state where the Mortgaged Property is located, or without the prior written consent of Lender, materially amend, modify, terminate or fail to comply with the provisions of Borrower’s limited partnership agreement, articles of organization, operating agreement or similar organizational documents, as the case may be;
          (e) Borrower shall not own any subsidiary or make any investment in any person or entity without the consent of Lender;
          (f) Borrower shall not commingle its assets with the assets of any of its members, affiliates, or principals, or of any person or entity or consistently fail to use its own separate stationary;
          (g) Borrower shall not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the indebtedness secured by the Loan Documents, except for trade payables in the ordinary course of its business of owning and operating the Mortgaged Property, provided that such debt is not evidenced by a note and is paid when due;
          (h) Borrower shall not become insolvent and/or fail to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due;
          (i) Borrower shall not fail to maintain its records, books of account and bank accounts separate and apart from those of the members, principals and affiliates of Borrower, the affiliates of members or principals of Borrower, and any other person or entity;
          (j) Borrower shall not enter into any contract or agreement with any member, principal or affiliate of Borrower, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any member, principal or affiliate of Borrower;
          (k) Borrower shall not seek the dissolution or winding up, in whole or in part, of Borrower;
          (1) Borrower shall not fail to correct any known misunderstandings regarding the separate identity of Borrower;
          (m) Borrower shall not guarantee or become obligated for the debts of any other entity or person or hold itself out to be responsible for the debts of another entity or person;
          (n) Borrower shall not make any loans or advances to any third party, including any member, principal or affiliate of Borrower, or any member, principal or affiliate thereof, and shall not acquire obligations or securities of any member, principal or affiliate of Borrower, or any member, general partner, or affiliate thereof;
Deed of Trust, Mortgage and Security Agreement — Page 28

          (o) Borrower shall not fail to file its own tax returns, nor file a consolidated federal income tax return with any other entity;
          (p) Borrower shall not fail either to hold itself out to the public as a legal entity separate and distinct from any other entity or person or to conduct its business solely in its own name in order not to (i) mislead others as to the identity with which such other party is transacting business, or (ii) suggest that Borrower is responsible for the debts of any third party (including any member, principal or affiliate of Borrower, or any member, principal or affiliate thereof);
          (q) Borrower shall not fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;
          (r) Borrower shall not file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors;
          (s) Borrower shall not fail to maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other person or entity;
          (t) Borrower shall not have its assets listed on the financial statement of any other entity; provided, however, that Borrower’s assets may be included in a consolidated financial statement of the Principal of Borrower if (i) appropriate notations are made on such consolidated financial statements to indicate the separateness of the Borrower and the Principal of Borrower and to indicate that Borrower’s assets and credit are not available to satisfy the debts and other obligations of the Principal of Borrower or any other Person, and (ii) such assets shall be listed on Borrower’s own separate balance sheet;
          (u) Borrower shall not fail to pay the salaries of its own employees (if any) from its own funds;
          (v) Borrower shall not fail to allocate fairly and reasonably any overhead expenses that are shared with an affiliate, including paying for office space and services performed by any employee of an affiliate; and
          (w) Borrower shall not pledge its assets for the benefit of any other person or entity, other than with respect to the loan evidenced by the Note.
     36. Property Manager. The exclusive manager of the Mortgaged Property shall be Borrower or such other manager as may be first approved in writing by Lender, which approval shall not be unreasonably withheld or delayed. The exclusive leasing agent of the Property, if other than the foregoing parties, shall be first approved in writing by Lender, which approval shall not be unreasonably withheld or delayed. The management and leasing contracts and all tenant leases shall be satisfactory to and subject to the written approval of Lender, which approval shall not be unreasonably withheld or delayed, throughout the term of the Indebtedness, and shall be subordinate to this Deed of Trust. Upon default in any of these requirements, not cured within the applicable cure period, if any, then the whole of the Indebtedness shall, at the
Deed of Trust, Mortgage and Security Agreement — Page 29

election of Lender, become immediately due and payable, and Lender shall be entitled to exercise any or all remedies provided for or referenced in this Deed of Trust.
     37. Usury Savings Clause. The provisions of this Deed of Trust and of all agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, including, but not limited to, the Loan Documents, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of the Note or otherwise, shall the amount contracted for, charged, taken, reserved, paid, or agreed to be paid to Lender for the use, forbearance, retention or detention of the money loaned under the Note and related indebtedness exceed the maximum amount permissible under applicable law. The provisions of paragraph III.G. of the Note are hereby incorporated herein.
     38. Covenants Running with the Land. All obligations contained in this Deed of Trust and the other Loan Documents are intended by the Borrower, the Lender, and the Trustee to be, and shall be construed as, covenants running with the Mortgaged Property until the lien of this Deed of Trust has been fully released by the Lender.
     39. Subrogation. If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Mortgaged Property, then, to the extent of such funds so used, the Lender shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Mortgaged Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of the Lender and are merged with the lien and security interest created herein as cumulative security for the repayment of the Indebtedness and the performance and discharge of the obligations of Borrower set forth in the Loan Documents.
     40. Use of Terms. For all state law, statutory and other purposes hereunder, (a) the term “Borrower” as used herein shall be deemed to mean a grantor of the Mortgaged Property as described herein the same as if the term “grantor” were used in lieu of the term “Borrower” throughout this Deed of Trust, and (b) the term “Lender” as used herein shall be deemed to mean a beneficiary of this Deed of Trust with respect to the Mortgaged Property with all of the rights conferred hereby the same as if the term “beneficiary” were used in lieu of the term “Lender” throughout this Deed of Trust.
     41. SPECIFIC NOTICE REGARDING INDEMNITIES. IT IS EXPRESSLY AGREED AND UNDERSTOOD THAT THIS DEED OF TRUST AND THE OTHER LOAN DOCUMENTS INCLUDE INDEMNIFICATION, RELEASE, EXCULPATION AND/OR WAIVER PROVISIONS WHICH, IN CERTAIN CIRCUMSTANCES, COULD MAKE BORROWER LIABLE AND RESPONSIBLE FOR THE CONSEQUENCES OF THE NEGLIGENCE OF LENDER OR TRUSTEE, EXCLUDING LENDER’S OR TRUSTEE’S GROSS NEGLIGENCE. BORROWER ACKNOWLEDGES ITS ACTUAL NOTICE OF SUCH INDEMNITY, RELEASE, EXCULPATION AND/OR WAIVER PROVISIONS AND THAT CERTAIN RISKS AND LIABILITIES OF LENDER AND TRUSTEE HAVE BEEN SHIFTED TO BORROWER WHERE, BUT FOR THE PROVISIONS OF THIS DEED OF TRUST, SUCH RISKS AND LIABILITIES MIGHT HAVE REMAINED THE RESPONSIBILITY OF LENDER OR TRUSTEE.
Deed of Trust, Mortgage and Security Agreement — Page 30

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
Deed of Trust, Mortgage and Security Agreement — Page 31

     IN WITNESS WHEREOF, the Borrower has caused this Deed of Trust to be executed effective as of the day and year first written above.

CM REAL ESTATE, LLC, a Texas limited liability company

By:	/s/ James R. Ridings

Name:	James R. Ridings

Title:

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§
     This instrument was acknowledged before me on the 13th day of November, 2007, by James Ridings,                                                           of CM Real Estate, LLC, a Texas limited liability company, on behalf of said limited liability company.

/s/ Susan B Peresh

Notary Public in and for the State of Texas

Printed Name of Notary

Susan B Peresh

My Commission Expires: 3/20/2009
Deed of Trust, Mortgage and Security Agreement — Page 32

AZLIFE Loan No. 10074
EXHIBIT A
Legal Description
BEING a tract or parcel of land situated in the WILLIAM K. PAYNE SURVEY, ABSTRACT NO. 1140, the T.J. THWEATT SURVEY, ABSTRACT NO. 1753 and the S.A. & M.G.R.R. SURVEY, ABSTRACT NO. 1439, City of Coppell, DALLAS County, Texas, same being all of Lot 3R out of a replat of Freeport North, recorded in Volume 95245, Page 2050, DALLAS County Plat Records. Same also being a portion of that certain 31.9602 acre tract conveyed to MEPC Quorum Properties II, Inc. by instrument of record in Volume 95098, Page 968, DALLAS County Deed Records. Said tract being more particularly described by metes and bounds as follows:
BEGINNING at a 1/2" iron rod set for the Northeasterly corner of said 31.9602 acre tract from which a found fence corner post bears North 89 degrees 40 minutes 00 seconds East, 2028.84 feet. Said iron rod also being the Northwesterly corner of that certain 100.00 acre tract of land conveyed to Coppell Industrial N.V. by instrument of record in Volume 82071, Page 1061, DALLAS County Deed Records. Same also being in the Southerly line of that certain 214.09 acre tract of land conveyed to Angeles Esteve by instrument of record in Volume 88246. Page 4209, DALLAS County Deed Records;
THENCE along the common line of said 100.00 acre tract and said 31,9602 acre tract, South 00 degrees 11 minutes 33 seconds East, 1115.00 feet to a 1/2" iron rod set for comer;
THENCE departing said common line, South 89 degrees 48 minutes 27 seconds West, 450.00 feet to a 1/2" iron rod set for corner;
THENCE South 44 degrees 48 minutes 27 seconds West, 45.00 feet to a 1/2" iron rod set for comer;
THENCE South 34 degrees 16 minutes 20 seconds West, 33.17 feet to a 1/2" iron rod set for corner in the Easterly right-of-way line of Royal Lane, 100 feet wide;
THENCE along said Easterly line the following three (3) courses:
(1) 239.13 feet along the arc of a non-tangent curve to the left having a radius of 1050.00 feet, a central angle of 13 degrees 02 minutes 56 seconds and a chord bearing and distance of North 62 degrees 15 minutes 08 seconds West, 238.62 feet to a 1/2" iron rod found for a point of tangency;
(2) North 68 degrees 46 minutes 36 seconds West, 150.00 feet to a 1/2" iron rod found for a point of curvature;
(3) 275.29 feet along the arc of a tangent curve to the right having a radius of 950.00 feet, a central angle of 16 degrees 36 minutes 11 seconds and a chord bearing and distance of
EXHIBIT A - 1

North 60 degrees 28 minutes 30 seconds West, 274.33 feet to a 1/2" iron rod set for corner;
THENCE departing said Easterly line, North 89 degrees 41 minutes 59 seconds East, 460.92 feet to a 1/2" iron rod set for corner;
THENCE North 00 degrees 18 minutes 01 seconds West, 869.55 feet to a 1/2" iron rod set for corner in the Southerly line of said 214.09 acre Esteve Tract;
THENCE along the common line of said Esteve Tract and said 31.9602 acre tract, North 89 degrees 41 minutes 59 seconds East, 630.00 feet to the POINT OF BEGINNING and containing 17.5201 acres, 763,174 square feet, more or less.
EXHIBIT A - 2